SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
                                                                          Page 1







                           SABRE HOLDINGS CORPORATION

                                December 12, 2006
                                 10:00 a.m. CST





Moderator                  Thank you for standing by. Ladies and gentlemen
                           around the world, this is your Employee Update &
                           Announcement conference call. We'll get right to that in just a moment, but first I'd like to let all of you know that your lines are muted or in a listen-only mode. There will be opportunities for your questions later in the call and you may queue up by pressing *1 on your phone keypad. As a reminder, today's call is being recorded.

                           Ladies and gentlemen, joining us in Southlake on campus at headquarters, if you have dialed in on in individual phone line, we are asking that you would disconnect that and join any colleagues of yours in a conference room of your choice. So, with that being said, today is December 12, 2006. Let's get right to today's update. Here is your chairman and CEO Mr. Sam Gilliland. Good morning, Sir. Please go ahead.

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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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S. Gilliland               Thanks. Good morning, good afternoon and
                           good evening, everyone thanks for joining. I do apologize that we delayed a bit, but we wanted to get as many people off of hold and waiting and into the call.

                           What I wanted to do is spend some time today on the 2007 plan and where we are versus target for 2007. I'm always a kidder, so I don't know if that came across very well over the phone lines, but I'm kidding.

                           Everyone here is laughing.

                           Yes, a little bit of humor. I've got a good portion of my team here with me and we'll have the opportunity a little bit later to answer your questions.

                           I know that we offered up this call on short notice and I apologize for that. We actually received signature pages for this transaction at 9:20 this morning. Perhaps just a few minutes after we expected, or maybe more than a few minutes after we'd expected, so we've been running pretty fast for the last 24 hours. Well, let's call it more than 24 hours even. So let me talk a little bit about what's going on. If you've seen some word in the press and you might wonder why we didn't discuss what you were seeing in the press, even on The Source as we were publishing various news articles, so let me talk about that.

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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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                           Due to securities laws here in the U.S., we couldn't
                           discuss today's announcement with you any sooner than we did with the public. I think you're pretty familiar with that by now. So everyone who heard or saw the rumors ahead of the announcement, again, I do appreciate your patience. I know it's not fun at all to see those types of things and not have a better sense for what's going on, but that is part of our situation being a publicly traded company at least for the next several months.

                           I guess that is a good segue into what this call is all about. You probably saw my e-mail earlier today, and you may have seen the press release and the 8-K that we filed. We announced that Sabre has reached an agreement with Silver Lake Partners and Texas Pacific Group. They're private equity firms and we announced that we would be acquired for $32.75 per share in cash. That values our company at about $5 billion.

                           So you might be saying to yourself, "What does going private mean? What does it mean to be a private company?" Well, it's pretty simple in some respects. It means that we will change from being a publicly traded company to being a privately held company. When a company goes private, the company's stock is no longer traded on the public open market, as it is today. In our case, we're traded on the New York Stock Exchange and once we receive shareholder and regulatory approval, we will be owned by private equity firms. Again, in this case, Texas Pacific Group and Silver Lake Partners.

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                                                      SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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                           Now, that may beg the question, "What is a private
                           equity firm?" I'm sure you've seen a lot of press on this over the last months and years, all of the activity with private equity firms and the companies that they're acquiring, but a private equity firm raises money from pension funds, other institutional investors, and invests in a range of companies, including public and private companies.

                           Now, Silver Lake specializes in technology companies and has stakes in the likes of SunGard Data Systems, Gartner, Inc., NASDAQ, Serena Software and others. In the case of Texas Pacific, they own or have owned stakes in companies like American retailers Neiman Marcus and J. Crew. They've owned stakes in airlines like Continental Airlines and America West, healthcare companies, and they've invested in numerous other industries. Interestingly, and you may be aware of this, they founded Hotwire back in 2000 o they're very familiar with online travel services.

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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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                           Private equity firms operate their companies
                           separately, so you become a part of, in this case a large portfolio that they have as a part of their firm, if you will. And they rely on the management teams and employees of these companies to provide strong returns on the investments they make. They feel that Sabre is an attractive investment opportunity because of our industry leadership, innovation, leading technology and deep bench of industry talent. They support our strategy and our plans and they're aligned with our leadership team and our objectives.

                           Okay, so I've already heard this question from a number of people this morning and they say, "What does this mean for me? What does it mean for me personally?" And I guess my view here is that it really shouldn't mean a whole lot day-to-day. We don't expect our operations to change, nor do we expect major changes to the company as a result of the transaction. I intend to stay ... so does the rest of the executive team. Pay, benefits, incentive bonuses ... no changes there. We will still work for Sabre.
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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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                           So a lot of things will stay the same. There will be
                           changes, obviously, for those of you who own stock or participate in stock programs, because we won't have a stock anymore. There's a lot of material that we're making available to you on the intranet about all of this, including the stock portion of it, so look there for information and updates. No doubt, there will be more questions than answers for a while. And suffice to say that I think, certainly, I'm still learning - and this team that's with me here is still learning - more about what it will be like in this new world. So, be patient with us while we work to get you the answers.

                           Of course, no changes day-to-day doesn't mean that we'll stand still. We'll always look at the company based on what the marketplace tells us and we'll make changes consistent with our strategy, so we can serve our customers better and clearly beat our competitors.

                           Now, as many of you know, I've been at Sabre for 18 years and I've seen several different ownership structures. We started as a department in a larger company, became a partially publicly held company, then became an independent publicly traded company. And I can tell you, the ownership structure really has never dictated how we run our business and do our work ... it's always been the marketplace. Our customers, the industry, our strategy ... that's what dictates what we do. And our success has largely been the result of the effort and ingenuity of everyone who works here ... not who has owned us. Our prospective owners are really smart people and they know that the marketplace is what rules the day. They respect what we've accomplished and they want us to keep on succeeding.

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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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                           So ... then, you may ask, if the ownership structure
                           isn't that important, why did you agree to have the ownership changed again? Well, there are some benefits to this. For our current owners, our shareholders, this gives them a premium on the price of the stock, so it's a really good value for them. They invested in us because they believed in us and they get to benefit from the value we've created for them. For our company there are also some advantages of being private. For example, we should have greater flexibility to invest with a long-term perspective rather than managing to the shorter-term expectation that Wall Street might have.

                           And what's the timing on all of this? Well, there is a process that begins with us filing a preliminary proxy statement with the U.S. Securities and Exchange Commission, the SEC, and then they'll look at it, then we'll file a definitive proxy, our shareholders or stockholders will vote on the transaction. There are a number of other steps in the regulatory process, but those are the major ones you'll likely be hearing about. We hope to finish all of this by I imagine the early second quarter of 2007.


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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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                           Okay, so there are benefits. We don't really expect
                           any day-to-day changes, so the focus should be on this ... we need to keep our focus on our strategy.

                           And given that I have your attention today, let me take this opportunity to talk a little bit about our strategy and the importance of everyone understanding that strategy and how your work connects to the strategy. Now, as you know, we're in the middle of the objective-setting season, so this is an opportune time - this month and next month - until objectives are due on January 19th. And I set a timeline for everybody to have objectives completed by that time frame. In fact, I'd like it to be January 1st, so that we hit the ground running, but I recognize that that can be challenging. As I mentioned earlier, we are still working on the 2007 plan and we'll lock that down here over the next couple of days, maybe the next week or so. So we have the objectives that are due on January 19th for all levels of the company and this is an opportune time to focus on how your objectives ... and how what you do ... ties to the company's strategy.


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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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                           Finally, I wanted to say it live and I wish I could
                           say it in person to each and every one of you, and that is a heartfelt congratulations on the success we've had so far and really thank you for all your hard work and your results. This is an accomplishment ... today is an accomplishment we can all be proud of, but it's also only the beginning of what we can accomplish going forward. I'm excited about our future because of the strategy that we've laid out and because you are on the team with me. Our new owners clearly believe in us and I know that our team is going to continue to do great things.

                           With that, we're going to go to Q&A. Before I start the questions, let me say that because we are still a publicly traded company, we have to follow some rules that might restrict me a bit in the Q&A. For example, everything I say today will be filed with the SEC. So they'll hear my little joke about the 2007 plan at the beginning. That will be filed with the SEC. So if you ask me a question that I can't answer, it's not because I'm trying to be evasive, it's because we either don't know the answer yet or we're just being a little bit careful.

                           So with that, Brent, I guess we go to the Q&A.


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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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Moderator                  Thank you very much for that opening announcement and
                           clarification. Ladies and gentlemen, we have nearly 1000 participants around the world, so at this point we do invite any questions or comments that you may have. First we'll go to San Antonio, Texas and the line of Robert Kelly. Please go ahead.

R. Kelly Well, Sam, I appreciate the info you let us in on. I was just wondering, since the company that we're affiliated with now is a technological company, will we possibly be seeing improvements to our technology in IT?

S. Gilliland               Well, I think both with the expertise they
                           bring to the party, and by the way, I appreciate your question, I think both with the expertise they bring to the party and the investments we're making, not only in new feature function, but also in the infrastructure, I'd be really disappointed if we weren't improving our technology and functional capabilities over time.

                           I assume from your question that you're concerned about that and maybe there's more to that question, but I think it's really safe to say that we're going to benefit from the insights of our new owners. I also think that we've been doing a lot of very good work here more recently, but even over the last several years to bring new products to market to improve our infrastructure, to improve the reliability of our systems.


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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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Michelle Peluso            Robert, it's Michelle. Of course all the work
                           that we're doing in Customer Championship is really aimed at making sure that you all in San Antonio have great interface and high quality product for our customers. So we'll continue independent of all this to keep making those kinds of investments to make your jobs easier.

R. Kelly                   So glad to hear that.

Moderator                  We'll go to Westlake, Texas and the line
                           of Diana Sheppard.

M Is there any recognition going to be given for stock options that were gifted years ago at about $49.00 a share all the way down to those that were awarded perhaps down to $36.00 a share since this will be completed?

S. Gilliland               Let me just answer with this. First of all, I wish,
                           but the answer is no. And that's a decision that we made even over the course of the last several years.
                           We had a lot of questions about stock options that were underwater and what we should do about them.
                           And we felt as a company, and I think we've seen other companies that have, as an example, repriced options and it doesn't go over well with investors, other shareholders, number one. It doesn't go over generally with Wall Street very well and we didn't think it was the right thing to do.

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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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                           Now, I hate it that we didn't get the stock price
                           levels that were higher and allowed us to get those options and the money, but that's kind of where we are and I'm right there in that same boat with you on those underwater options. So, no, we won't be accommodating those underwater options in any way.

Moderator                  Let's go to Southlake now and Linda Phipps' location.

M Similar question. If we have exercisable options at this time that are in the money, can we exercise those? How does that work?

S. Gilliland               You can and as of Wednesday morning. One thing that
                           you may have noticed, and that would be tomorrow
                           morning, I guess, right, one thing you may have
                           noticed is that shortly after the market opened on
                           Monday, we shut down trading for employees and felt
                           like that was the right thing to do. I'm sure that
                           we made some employees a little unhappy with that;
                           although I supposed in retrospect employees would
                           feel like it was the right decision, but we did shut
                           down trading for employees as of Monday. That will
                           open up again on Wednesday morning.
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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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Moderator                  We'll go to Southlake and Donna Brid's room.

M We have two companies that are investing. Is that typical to have two private equity partners? And secondly, how visible do we believe that their management team will be in the development of our strategy? How visible will they be to the employees of Sabre?

S. Gilliland               There's really a wide range or spectrum of
                           approaches that private equity firms have taken.
                           Sometimes they will buy a company on their own. In many cases, they will partner with other private equity firms, as is the case here. Some cases it's three or four or five private equity firms that are taking a stake in the company.

                           In terms of their day to day involvement, actually, I hope they're engaged quite a bit. We shall see. I imagine that the kind of typical governance approach that they would take wouldn't be too different, once we kind of get to steady state wouldn't be too different from the board oversight that we received. I think one difference will be that as we go through this process, I think they have an intention of handpicking people that have very specific capabilities in areas that can be helpful to us. And you try to do that same thing in a public context. I think in this situation you'll see them picking people with very specific types of expertise that can come to the table and help us on a regular basis.
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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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                           I think time will tell how much they're engaged. I
                           think they very much want to learn a lot about the business. They have already over the course of the process that we've undertaken here. They've learned a lot about the business, but they have a lot more to learn. They want to be helpful, they want to be constructive. They really want to help us be successful. I think that's one of the characteristics of these types of companies. They're investing really for the long-term and I think that's really healthy for us as we think about long-term versus what ended up being quarterly pressures. That's not to say we won't be very disciplined in our approach, but I think we have two companies that have a history of driving success, delivering success with the companies that they participate with.
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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
                                                                         Page 15


Moderator                  Next we'll go to the line of Linda Lacinski
                           as well in Southlake.

T. Shaw Ted Shaw. I just wondered if this has any effect on the few of us in the company that have flight benefits with American Airlines, if that's going to change?

S. Gilliland               I don't expect any change. So no, no
                           changes there. I got an e-mail before we came in, somebody asked me about the retiree benefits and those don't change, either.

Moderator                  Let's go to Brenda Crabtree in Southlake.

T. Cunningham              This is Toby Cunningham. I was wondering
                           if you could comment at all on what you expect to be the changes in the financial structure of the company. Do you expect the debt level to increase and do you expect that future pressures on free cash flow as a result of the transaction?

S. Gilliland               Well, certainly in the private equity context you
                           can expect that we would be taking on more debt than we had. In fact, it's kind of interesting if you think about as we were operating even in a public context, we had a lot of comments from investors and analysts that said we should be taking on more debt even in the public context. So, we had a lot of headroom to take on more debt anyway, but you will see us taking on more here in the private context.
                           Jeff, any other comment there?

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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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Jeff Jackson               No. I would say that the final capital structure is
                           yet to be determined. In fact, it's very likely you'll see this in these deals that the management team and the ownership group go on a debt road show. The schedule for that would be some time at the end of the first quarter into the second quarter and that will determine the exact capital structure. We will have more debt. But as Sam said, the free cash flow of this company is quite significant and the new owners certainly feel like the new debt levels that they're anticipating can be covered by our free cash flow. They've looked very, very hard at our business plan and our models, and they've embraced them and that's why they're buyers of this company. So, as Sam said, we shall see how these exact numbers work out, but those are a couple of points you should take away from this as well.

Moderator                  Also in Southlake, a question from the line
                           of Renee Cashion.

M I was wondering, on the maturity of the stock options that we have, since the transaction doesn't happen till the second quarter and we are invested or vested every quarter, will those options go out that far or will all of them mature? How will that work?
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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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S. Gilliland               Let me just be clear. There was a question earlier
                           about options that were priced at $36.00. Anything above $32.75 I think was the question. So these two owners have purchased our company at a price of $32.75. And if you have options that were priced above that, what I was saying in the earlier question I was saying that because they're not in the money, if you will, you wouldn't get value out of those. But let me be very clear that those that are priced under $32.75 would clearly be in the money and have value starting tomorrow if they're vested.

                           Now, the other thing that I would say that as we get to close of this transaction, all unvested options and restricted stock units, if you have those, accelerate and vest and also then take on value immediately. So I hope I was clear about that. I think maybe I wasn't. I was getting some comments from the folks in the room that I wasn't so clear about that on the earlier question.

                           So, what we call in the money options or options that have a stock price less than $32.75 will have very clear value, those that are vested. Those that are unvested will vest at the time of close of the transaction. Then there are out of the money options, which are those that are priced at above $32.75 and those won't have value, either tomorrow, if you wanted to exercise them as they're already vested or at closing. So I hope that's clear.


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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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Moderator                  Next is from New York City and the line
                           of Chris Santini.

C. Santini                 Sam, I know you can't comment on certain
                           things in the short-term plan as business as usual, but there are rumors in the press of things changing in our structure, like spinning Travelocity off from the rest of Sabre. Can you comment on whether there's any design in that direction?

S. Gilliland               There are no plans whatsoever along those
                           lines. We have talked with the folks at Silver Lake and at Texas Pacific Group about this company, the portfolio of companies that we have, and I think they believe as we do that the portfolio should remain together. Now, we will look at these types of things from time to time, but I would say at this point we don't have any contemplation of that.

Moderator                  Princeton, New Jersey and the line of Srini Ragh.
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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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S. Ragh                    Is there any plan to increase the incentive for
                           the employees, because we'll be losing out on the options? And with the long-term view of, I guess we were expecting the share price to go more than what the company is being bought for. So is there any plan to compensate the employees for that since the out of the money options may be expired?

S. Gilliland               As I said before, we don't have any plans to, as an
                           example, provide some compensation for the "out of the money" options. I do think we received a very good price at $32.75 for the company. And as it relates to compensation more broadly, we're going to continue on with the compensation programs that we've had in place. We will evaluate those from time to time, as you might imagine as we have done over the years, and we want to insure that we're providing market-competitive compensation for our team. So I think that's broadly speaking what you can expect from us.

Moderator                  Let's head back to New York City for a follow up.

M                          I have a similar question in terms of the new owners.
                           Typically these, from what I understand, private equity firms are well funded and what that means for when they buy out a firm is that they're willing to invest more into the company that they buy. Do you, while it's early now, I know we're looking for strategic growth, do you see any of that funding going into any research or strategic initiative for the net foreseeable 12-18 months?
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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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S. Gilliland               Certainly, it's a little difficult to know today
                           versus tomorrow or over the next couple of weeks and months as we spend more time with both of these firms. I think as we've had discussions with them through this process, I think they feel good about the strategic options that are ahead of us and where they might invest. I think we all have a view that we do want to have not only the best team in travel but the best company in the travel business, and I think they share that vision. And I think that could mean that they could be helpful as we look to the future from a strategic perspective. And again, we'll learn more as we get a little further into this. These firms don't typically buy them to shrink, they buy them to grow and I think clearly that's the attitude that they brought into this transaction.

Moderator                  Let's head back to Southlake, Texas and
                           the line of David Gross.
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D. Gross                   Sam . . .

S. Gilliland               Nothing about my musical recommendations,
                           okay?

D. Gross I just wondering, all this talk about debt and cash flow are very exciting to everyone, I'm sure. I'm just wondering if we can tap into some of the expertise in these other firms to try to get some level of improvement in the musical selections from our senior management?

S. Gilliland               I'm sure there was a serious question in
                           there somewhere, David.

D.                         Gross No, not really.

S. Gilliland               Okay, well that's good.  We needed a little humor
                           this morning.  Anything else, David?

D. Gross                   Not from me.

Moderator                  Okay, we'll stay in Southlake, but
                           this time we're going to go to the line of Terry
                           Kissell.  Please go ahead.
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W                          Our question has been answered.  Thanks.

Moderator                  Let's go to Tulsa, Oklahoma.
                           This is Kevin Johnson.  Please go ahead, sir.

M ...from Tulsa. I noticed that one of those acquiring firms has an interest in G2 Travelworks [sic], is it? I was wondering if that might lead to some collaboration with them?

S. Gilliland               It's entirely possible. I think we haven't really,
                           that is one topic we spent very little time on with them so far. I think it is reflective, again, of the experience and their desire to invest in the travel sector. I think there could be some collaboration.
                           But sometimes they operate companies very much, very independently, and I think they'll operate ours independently as many of the others in their portfolio, so we shall see.

Moderator                  Good afternoon, London, United Kingdom, let's go to
                           the line of Ian McCaig.

Carol Hi, Sam. It's Carol... My question is, will we have to be Sarbanes compliant still now that we won't be listed on the stock exchange?

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Michelle Peluso            Carol, we know the work that you're heavily
                           involved in right now.

S. Gilliland               That's a fantastic question. You know, one of the
                           things that doesn't change is the requirement for having great internal systems and processes that are reflective of Sarbanes-Oxley, reflected in
                           Sarbanes-Oxley compliance. And I know it has been a painful process really all over the company, but certainly more visible within lastminute.com here over the last year, and we've made tremendous progress here as we get towards the end of the year, so huge kudos to the team.

                           I think the other thing I would say is that we are still a public company until March, so our obligations from a Sarbanes-Oxley perspective don't change. And, we will, even as we go forward, we talked about the fact that we will have some additional debt as a part of our capital structure and that will be public debt. What that means is that we will still have to report, so many of the things that we do today won't change in that regard.

                           I apologize for the answer because I know you were hoping for something different. But that is our reality. I don't know if Jeff or Michelle, anything else?

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Michelle                   I think what Sam said in the beginning is the right
                           point. I think it's making us a stronger company and the controls, while they're painful to go through are just making us a better company and more aware of all the different parts of lastminute.com. So, I think that has to stay our focus.

Moderator                  Thank you, London.  Let's go to Cathy McNair
                           in Ft. Worth, Texas.  Please go ahead.

C. McNair                  Just wanted to ask a question. You mentioned
                           the fact that the entities that have made an investment in us will allow us to continue as normal because that is their incentive for us to grow and for us to be profitable for them. Is that a contractual commitment from them or is that a philosophical understanding?

S. Gilliland               Well, I think the important thing to note here is
                           they want to win in the marketplace as badly as we
                           do, and I think that points them towards many of the
                           same strategic objectives and even operating plan
                           that we have in place today. So I think in the end,
                           and this may sound a little cliche, but the
                           marketplace and our customers will rule the day and
                           our intent is to grow the company. And if we can
                           figure out ways to grow it even better than we have
                           in the past using expertise that they provide, we're
                           going to do that.
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                                                December 12, 2006/10:00 a.m. CST
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                           I think my point earlier, and as I was making my
                           earlier remarks, is that there is much about this that is business as usual. I'm not suggesting that business as usual doesn't have every bit of urgency surrounding the customer and the customers' needs.

Moderator                  Next, we go to Sundaram Ramanathan in
                           Southlake, Texas.

S. Ramanathan              Is there going to be any change to
                           the relationship with EDS going forward?

S. Gilliland               No, this transaction doesn't contemplate
                           changes to the EDS relationship.

Moderator                  We stay in Southlake.  Let's go to Dana Thomas.

W We've been talking about the fact that we still have to go through a vote as well as we're still going to be a publicly held company until March. Is this 100%? I mean, I know we wouldn't go forward unless it is pretty much a done deal, but is there anything that can stop this transaction from being completed?
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S. Gilliland               Well, I suppose there are a number of bumps
                           in the road that could come up. I think there is a very high likelihood that we'll get to close on this transaction.

Moderator                  Next, we'll go to Sharon Niemi in Southlake.

P. Martinez                Paul Martinez. This may be out in the press
                           already, but what's the ownership breakout between the two firms?

S. Gilliland               That is a structural, I guess, issue that
                           I think is still being determined, so we don't know yet.

Jeff Jackson               And it's possible, Paul, that other owners
                           could come in and join the group.

S. Gilliland               Yes.
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P. Martinez                The second question, I know you mentioned
                           something about the owners and does this, I guess short-term through March, does the board stay intact or are some already leaving or more seats opening up?

S. Gilliland               No, the board stays intact. I don't expect
                           it to change between now and then, but it will stay intact. It still governs our company and the strategy of our company and they will take on that full responsibility through close, which is March, I guess it's March or April.

Moderator                  Next, we go to the line of Charlie
                           Lanman in the Kingdom of Bahrain.

C. Lanman                  Sam, if you say it's business as usual,
                           does that mean you're going to come visit us anyway this next quarter?

S. Gilliland               Oh, ouch. That one hurt. I think we had talked
                           about, I talked with a few of the folks on the team
                           about getting over that way sometime toward the end
                           of the first quarter and early second quarter.
                           That's still to be determined, but that's roughly
                           the timeline that we talked about, so apologies for
                            not having been over your way anytime recently. In
                           fact, it's been quite a long time and I just need to
                           get over there soon.
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Moderator                  Next, we'll go to Linda Phipps in Southlake.

R. Drexel                  We're having a good year and we're all
                           expecting the VCP to come out with a good number in March and I was wondering if that will change? And if it does change, what will be the replacement?

S. Gilliland               Let me first just comment that not all of
                           our employees are on that program, this variable compensation program, but many are and we don't expect that to change as we get into the first couple of months of the New Year.

Moderator                  We'll go to the line of Mohaar Kobuahr.
                           Please go ahead.

M. Kobuahr                 I just wanted to ask you if the Travelport
                           merger has anything to do with our decision or to accelerate the decision.

S. Gilliland               No. And so many of you probably saw, the
                           press around the fact that Travelport and Worldspan
                           announced a merger here. Was that last week? I guess
                           it was just last week. And no, it didn't have any
                           kind of implications for us in our thinking about
                           this process. And in fact, we had this process well
                           underway in advance of any insights into that
                           announced merger.
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Moderator                  We'll go to Krakow, Poland and the
                           line of Adam Novak.

M I had the same question about the Worldspan and Galileo but maybe from another perspective. Aren't our providers which products we are selling a little bit afraid on the consolidation on the GDS market and what happens with Galileo and Worldspan. And as you said, there was no impact on our decision from the actions from Worldspan and Galileo.

S. Gilliland               There was a little bit of an echo, so I'm
                           not sure I fully got your question. I think your question was around concerns about consolidation?

M                          Yes, on the GDS market, what happened
                           with Galileo and Worldspan.

S. Gilliland               Yes, and any concerns around it, you mean?

M                          Yes. Like airlines, they can be concerned that
                           there's a consolidation on the market and if there's consolidation on the distribution channel, they may be afraid.
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                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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S. Gilliland               Yes, I suppose, and I don't have a specific
                           opinion on this. I suppose the suppliers can look at it two ways. One is that by bringing together those two companies there are efficiencies to be had and, therefore, perhaps a better cost structure. The other way they could look at it is that there is less competition. I don't really have an opinion on that at this point.

                           What I would say is that it's going to be up to us given the fact that they are going to be in transition for some time. They'll go through regulatory process that could last nine to twelve months, they'll go through a technology integration process that will last much longer. I think those of you in our business that are competing in the GDS business in the travel network business should see it as an opportunity to take on new customers during what should be a very disruptive period for Galileo and Worldspan customers. So, that's the only comment I'd have. I think that it offers us some competitive opportunity, but I don't really have an opinion on the merits or the issues for suppliers or consumers or others.

Moderator                  Thanks for staying up late tonight.
                           We go to the line of Srirram Eswaran in India.
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                                                             Host: Sam Gilliland
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S. Eswaran                 I just have a question on whether this
                           acquisition would have any change to the global solutions strategy? For instance, Texas Pacific was looking at investing in India last year.

S. Gilliland               I don't see it as having any impact on the
                           strategies that we have in place there.

Moderator                  Jim Renaud in Southlake, Texas has our next question.

J. Jacobs                  Based on what you said about the stock and the
                           investors purchasing it at $32.75 per share, does that mean tomorrow if we wanted to exercise options or stocks that because we're still publicly traded it could still go up and down in price or we just wait?
                           I mean, what does it mean exactly as far as still being publicly traded until the deal closes?

S. Gilliland               First of all, as I've said on other calls, I can't
                           really make any predictions about how the stock will
                           behave today or tomorrow or at any point in the
                           future as long as it's publicly traded. I can't
                           really make any predictions about that. I think we
                           will see some movement in it. Although, and this is
                           just a guess as opposed to any kind of prediction, I
                           imagine that it will trade around a fairly tight
                           range. So, that's kind of my guess on things and I
                           think it will be up to you to decide if you have
                           vested options or shares, up to you to decide
                           whether you think it's the appropriate time to
                           exercise it.
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                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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Moderator                  Staying in Southlake, let's go to the line
                           of Tom Pennypacker.  Please go ahead.

C. Moran It's Carol Moran. There are questions from the employees about job opportunities. In the short-term, will there still be job opportunities across business units or will there be a halt for a while? And do you think this will result in job cuts for employees?

S. Gilliland               There won't be any change to the approach which says
                           there can be, really, we've had a philosophy and I
                           think it's worked fairly well that people can move
                           across various businesses, business areas, various
                           enterprise units within the company and I don't see
                           that changing. In terms of jobs or job actions, I
                           would say I think that we've had a pretty good
                           history over the last several years of taking a
                           disciplined approach, but also a sensitive approach
                           as we look at our processes, where we can be more
                           efficient, how we could manage the business better.
                           I don't see any of that changing in this new
                           situation.
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                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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Moderator                  Let's go to Winston Salem, North Carolina
                           and the line of Martha Fulp.  Please go
                           ahead, ma'am.

M. Fulp We were wondering about the impact of this purchase on the employee stock purchase program. Would that program ever purchase stock above the negotiated price, of the sale?

S. Gilliland               No, and, Jeff, you can jump in here, too.
                           But because we won't be a publicly traded company any longer, the ESPP program, for those of you that can participate in it, will effectively go away. So I'm not quite sure what you were getting at with your question, but the program itself will go away as we go to close this transaction.

M. Fulp Right. The transaction closes at the end of the first quarter or something like that of next year, so there's still a quarter left to participate in the program.

S. Gilliland               That's right. Absolutely.

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                                                             Host: Sam Gilliland
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M. Fulp                    And the other part of the question is the
                           gang here wants to know when you're visiting
                           Winston Salem.

S. Gilliland               Okay. I'm starting to get dinged here for my travel
                           plans. I do need to get out your way and I don't have that in the plan yet, so I need to get on that.
                           I apologize and I will try to make it your way, soon.

Moderator                  Let's go the line of Michele Irgang.

M Hello? My name is ... I'm a new hire here in Montevideo. I'm wondering if you could speak about what impact, if any, this change to private ownership will have for the infrastructure here in the GCSC.

S. Gilliland               Well, that would be something I don't know
                           much about. Does anybody, okay, so what Barry
                           Vandevier is saying is business as usual. Is that a question about there needing to be change or is it that you want it to stay the same?

M Well, basically it's just a curiosity to see if there will be any significant impact. Like will things be...within what was planned prior to deciding to move to private ownership or will there be dramatic changes added on to what you guys had planned on the long-term view?
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                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
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S. Gilliland               No, I don't think this transaction will
                           have any impact on kind of our long view for the business or for that part of our business in Montevideo.

Moderator                  Next we'll go to Norwalk, Connecticut
                           and the line of Rennee Creazo.  Please go ahead.

R. Creazo                  Good afternoon and happy holidays, everyone.

S. Gilliland               You know what, I haven't said happy
                           holidays yet. That's pretty bad. I want to say happy holidays to everybody, too.

R. Creazo                  I'm just wondering, I know you had said one of
                           these two entities had started Hotwire back in the
                           day. Do either of them currently own any kind of
                           noteworthy travel industry companies that may
                           currently, as of today, be a competitor of ours or
                           even just a different, you know, maybe not in the
                           same business type, but just another travel industry
                           that we would know about?
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                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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S. Gilliland               Yes, and I think I got my facts straight here. Texas
                           Pacific Group has an interest and they're one of the two firms, they're the only one that has an interest in a travel company and that is as we were talking about earlier G2. Now they only have a 20% investment in G2. And I guess while there may be opportunities to work with them, I think their ownership of it, meaning their relatively small ownership of it, probably suggest that there isn't likely a lot of cooperation that will occur because they don't own the business outright, they just participate in some governance of it. I think they have a board seat. So I think there's little likelihood that there would be any collaboration there.

R. Creazo                  Okay, then second question is more geared towards
                           our customers. Obviously this is going to hit or already has hit the trade publications and aside from the general tone that this is a positive, nothing as far as our day to day operation is going to change, is there anything that you really want us going out there, any kind of statement that you really want us to focus on when customers do bring this to the table to discuss?

S. Gilliland               I think the points we'll make there, and I
                           think we have, and I don't know that we've gotten them distributed yet everywhere, but we've put together very specific talk points that you can use as you spend time with customers. And, we've put together an e-mail that I think could be useful.

                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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                           I think that our view of the customer relationship is
                           that it won't change, and more specifically, any changes would be about improving that relationship, improving the capabilities that we provide to customers, investing to grow that relationship. I will say, though, as well, I hope through this process and I hope through even the processes that we had underway that we'll remain focused on those things that are most important. It's awfully easy to spend on things that aren't important to customers and we have to make sure that we stay very focused on their needs and prioritize those.

Moderator                  Let's go to the line of Lisa Ludvigson
                           in New York, NY.

Melissa So I have a followup question to the ESPP question that was much earlier from Princeton. Given the loss of ESPP as an employee incentive benefit, do you see VCP going to higher than historical ranges?

S. Gilliland               First of all recall, and again, not all
                           employees of our company participate in VCP, I think
                           I would just make the broad comment that we want to have competitive compensation programs. So while ESPP will go away, we want to make sure that we're competitive.

                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
                                                                         Page 38


                           I'd be surprised if many people felt like ESPP was a large part of their compensation. But clearly, it's been a nice opportunity in the past. But we just need to stay focused through the company on making sure that our team feels like they're getting competitively compensated.

Moderator                  We'll head back to Southlake, Texas
                           and the line of Michelle Day.

M I have a question. Do we see any historical patterns from these two private companies? Are they trying to make short-term investments for the acquired companies or do they intend to make this acquisition a long-term part of their portfolios?

S. Gilliland               I think, broadly speaking, these are companies that
                           are investing for the long-term as opposed to the short-term. We've had, just to back up a moment, we've had a number of institutional investors in our company that have invested in the company and held that investment for long periods of time. On the other hand, we've had many investors in our company that have really bought into our company with the short-term view. I think the good news here is that we'll have the strength of these two companies and their long-term views towards the investment, and the insights they bring to the company to help drive our success over the longer-term.

                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
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M                          Do you see any historical patterns
                           from these two private companies?

S. Gilliland               I don't have statistics, but I would just
                           say that they typically are looking out over anywhere from five to seven years as they look at their investment time horizon.

Moderator                  We go to the line of Donna Bright in Southlake.

M Sam, good morning. I'm interested to know if you've already received the right feedback from any of our top customers about the transaction and what that feedback is?

S. Gilliland               I personally have not yet. I know that a number of
                           folks have been on the phone with customers. In fact, I intend to, shortly after we complete this call, which we're going to have to wrap up here fairly shortly, so I don't have any specific feedback. I don't know if anybody here has any as yet here in the room, but clearly, we are communicating with them over the course of today and this week, and we're hopeful that they'll feel good about the transaction.

                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
                                                                         Page 40


                           I think, though, that like you there are still some unknowns about it and what it really means. And I think that we have to show them in the kind of in the short-term and the longer-term that this is good for our customers in that we're serving them well and perhaps better than we have before.

Moderator                  Linda Dillahunty in West Lake, Texas.
                           Please go ahead.

M I was wondering, now that Sabre's a private company what visibility would we as employees have to the financial health of the company? Will we still have quarterly calls now that you're not doing quarterly calls to the analysts?

Jeff Jackson               We should expect, although it's not certain,
                           as Sam said earlier, that we'll have public debt, if we have public debt we will file quarterly reports with the SEC. It is not necessarily required, but it is fairly common place to have a short quarterly call to the debt holders to communicate around the financial results of the quarter. So, we should expect that we would continue to do that.

                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
                                                                         Page 41


Michelle Peluso            ...as we always do, the executives will be out
                           talking to the teams about how we're doing financially every quarter. I think that's just important in just our regular communications with all of you.

Jeff Jackson               There's no reason to expect we wouldn't
                           continue to have Sam's calls at the end of our financial calls.

S. Gilliland               That's right. I will continue with
                           quarterly or maybe even a little more regular than that, but with quarterly town halls where we have the opportunity to share our financial results and other accomplishments within the company.

Moderator                  Next, we'll go to Southlake to
                           the line of Tom Staeger.

T. Staeger                 You recently announced that ...was announced a
                           couple months back that they're going to be cutting the office space in Southlake by about 50% or so. I don't know the exact figures, but letting go of a few buildings, selling them. Then also it's known that these people are buying the company for profit.
                           So my understanding is the major component of our costs is our people, who are also our assets. So on that note, do you have projections of where our head count is in Southlake today and where it would be in say 18 months?

                                                     SABRE HOLDINGS CORPORATION
                                                             Host: Sam Gilliland
                                                December 12, 2006/10:00 a.m. CST
                                                                         Page 42


S. Gilliland               I don't. I don't have it off the top of my head, I
                           apologize, but what I will say is that the office consolidation is not reflective of head count changes, it's reflective of more efficient use of real estate. And I think I shared in a town hall, many, many town halls ago, when we talked about this, many of our offices in other parts of the world are much more efficient in their use of office space. And even some of those offices that are more expensive per square foot, if you will, we find that they're more efficiently used and less costly on a per person basis. So what we're really trying to do here is to get to a lower cost per person for our real estate and that is the sole objective of the consolidation that we have underway within our Southlake campus.

                           Now, I have walked the halls to see how that
                           consolidation has gone, what the configurations look like, what seems to work well, what doesn't. In large part, I received quite positive feedback about the new configuration and I'm being encouraged, personally, to move quickly into my own cube. So, I need to get that done here rather soon.
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                           Anyway, that is the sole motivation there. It had
                           nothing to do with the number of people that we have in these facilities in Southlake.

Moderator                  Our final two questioners, Bonnie Gleason
                           in Bloomington, IL.

B. Gleason                 I was reading the article on The Source and
                           in particular the investors Q&A, and I noticed there was a question regarding taking of other proposals from third parties. And it states that the board is not soliciting additional proposals; however, the board does have the ability to evaluate certain unsolicited proposals. Can you elaborate on that?

S. Gilliland               Yes.  That is absolutely the case, and
                           I might offer up Dave to just spend another minute or two on that.

Dave Schwarte              Sure. That's standard for a buyer who's going to
                           commit the time and money to looking at one of these
                           transactions to have a commitment that the seller
                           won't shop the deal affirmatively. And if you
                           thought about it, if you were buying an entity, you
                           would look for the same sort of protection. At the
                           same time, however, the board of directors have a
                           fiduciary duty to be ready to consider any other
                           proposal that might surface, and of course the
                           contract documents allow that.
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B. Gleason                 So maybe those stock options will,
                           they'll get the money yet, huh?

Moderator                  Our final question, Patrician Moreland in Southlake.

R. Kerriger Robin Kerriger. I think it's a follow on from a previous question. I think you said all unvested options at the time the transaction closed will be accelerated and will be vested at that time. My question is, would it be at the market price for the stock at that time or at the $32.75 sale price?

S. Gilliland               It would be at the $32.75 sale price.

R. Kerriger                So there's no reason to exercise options if they
                           become vested between now and then if we like the $32.75 price then?

S. Gilliland               Well, I will allow you to draw your own conclusions,
                           because I really can't provide any guidance about
                           when you should buy or sell stock, and in this case
                           sell stock in the company or options of the company.
                           So, that would be a decision you would have to make.
                           I think the facts as you laid them out around the
                           purchase price that you had received when you sold
                           an option or a share or exercise an option or sold a
                           share at close is correct. And other than that, I
                           really can't comment on what your strategy should be
                           around the sale or exercising of your options and
                           stock.
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Moderator                  Back to you, Mr. Gilliland, for any closing remarks.

S. Gilliland               Well, I am really excited about what we announced
                           today. I'm pleased to have the opportunity to spend
                           time with you and it was great we had a lot of
                           fantastic questions. We are, as I mentioned, at the
                           outset, we are in the midst of getting our 2007 plan
                           locked down. I'm excited about that. It's taken a
                           lot of work and we still have some work to do. I
                           would encourage you to get the objectives for next
                           year nailed down just as quickly as you can as well.
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                           But I guess more importantly, as we head into the
                           holiday season, I hope you have the opportunity to recharge, to relax a bit, to enjoy time with family and friends. I hope you have a great holiday and I will look forward to either seeing you over the next couple of weeks as I run into you or perhaps in Winston Salem or in Kuwait when I get over that way sometime soon. Oh, Bahrain.

                           So, I look forward to seeing you all. I look forward to a great New Year in 2007.

Moderator                  Thank you for those well wishes and your time today.
                           We do appreciate that. Ladies and gentlemen, that does conclude our Employee Update for today. Thank you very much for your participation as well as for using AT&T's Executive Teleconference Service. You may now disconnect.